Exhibit 99.2

RENOVARE ENVIRONMENTAL, Inc.
80 Red Schoolhouse Road, Suite 101 Chestnut Ridge, NY 10977

Renovare Environmental, Inc. Announces Closing of $1.3 Million
Private Placement

CHESTNUT RIDGE, N.Y., Jan. 25, 2022 /PRNewswire/ -- Renovare Environmental, Inc. (the "Company") (NASDAQ: RENO), a circular economy and sustainability technology and services provider, today announced the closing of its previously announced private placement of common stock and warrants for gross proceeds of approximately $1.3 million before deducting the placement agent's fees and other estimated offering expenses.

Under the terms of the securities purchase agreement, the Company sold 2,141,667 shares of its common stock and warrants to purchase 2,141,667 shares of common stock. The warrants will be exercisable immediately upon the date of issuance and have an exercise price of $0.60 per share. The warrants will expire five years from the date of issuance. The purchase price for one share of common stock and one corresponding warrant was $0.60.

EF Hutton, division of Benchmark Investments, LLC, and Joseph Gunnar & Co. LLC acted as co-placement agents for the offering.

The shares of common stock and warrants described above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investors, the Company has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock and the shares issuable upon exercise of the warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Renovare Environmental, Inc.

Renovare Environmental, Inc. (Nasdaq: RENO), formerly BioHiTech Global, Inc., is a technology services company focused on providing cost-effective solutions that improve environmental outcomes. Our solutions for waste management include the processing of municipal solid waste into a valuable renewable fuel, biological disposal of food waste on-site, and proprietary real-time data analytics tools to reduce food waste generation. When used individually or in combination, our solutions lower the carbon footprint associated with waste transportation and can reduce or virtually eliminate landfill usage. Our unique solutions enable businesses and municipalities of all types as well as educational and governmental facilities to solve everyday problems in a smarter and more cost-effective way while reducing their impact on the environment. For more information, please visit www.renovareenv.com.

Forward Looking Statements

Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, including statements about the estimated contract value, additional purchase orders or deliveries, and the ability of the Company's products to improve environmental outcomes and achieve corporate sustainability goals, are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Renovare Environmental, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Renovare Environmental, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the Securities and Exchange Commission ("SEC"). There may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. Renovare Environmental, Inc. assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Company Contact:

Renovare Environmental, Inc.

Lisa Giovannielli

VP, Corporate Communications

O: 888.876.9300

E: lgiovannielli@biohitech.com

Investors:
ir@biohitech.com